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                       1997 EQUITY PLAN FOR NON-EMPLOYEE
                    DIRECTORS OF PLAYBOY ENTERPRISES, INC.


     1. Purpose. The purposes of the Plan are (1) to promote the growth and long-term success of Playboy Enterprises, Inc., a Delaware corporation (the "Company"), by offering Non-Employee Directors the ability to acquire Common Stock of the Company, (2) to enable the Company to attract and retain qualified persons to serve as Non-Employee Directors, which services are considered essential to the long-term success of the Company, by offering them an opportunity to own Common Stock of the Company, and (3) to more closely align the interests of Non-Employee Directors with the interests of the Company's stockholders by paying certain amounts of compensation for services as a Director in the form of shares of Common Stock.

     2. Definitions. In addition to the other terms defined elsewhere herein, wherever the following terms are used in this Plan with initial capital letters, they have the meanings specified below, unless the context clearly indicates otherwise.

     "Accounting Period" means each fiscal quarter of the Company, such quarters beginning on January 1, April 1, July 1 and October 1 of each year.

     "Award" means an award of an Option Right, Restricted Stock or Common Stock Grant under this Plan.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Common Stock" means the Class B Common Stock, par value $0.01 per share, of the Company, and any security into which such Common Stock may be converted or for which such Common Stock may be exchanged by reason of any transaction or event of the type described in Section 9 of this Plan.

     "Common Stock Grant" means Common Stock, other than Restricted Stock, awarded pursuant to Section 5 of this Plan.

     "Company" has the meaning set forth in Section 1, and includes its successors.

     "Date of Award" means the date specified by the Board on which an Award becomes effective, which shall not be earlier than the date on which the Board takes action with respect thereto.

     "Deferred Compensation Plan" means the Playboy Enterprises, Inc. Board of Directors' Deferred Compensation Plan, effective as of October 1, 1992, as it may be amended from time to time.
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     "Employee" means any officer or other employee of the Company or of any corporation which is then a Subsidiary.

     "Fiscal Year" means the period beginning on July 1 of each year and ending on June 30 of the subsequent year.

     "Issuance Date" has the meaning set forth in Section 6.

     "Mandatory Fee Shares" means Common Stock awarded pursuant to Section 6 in an amount equal to a Non-Employee Director's Meeting Fees.

     "Meeting Fees" means the compensation payable to a Non-Employee Director with regard to the number of Board or Committee meetings attended, or Committee positions held, as determined by the Board from time to time, but does not include any such compensation subject to deferral under the Deferred Compensation Plan pursuant to an agreement executed by a Non-Employee Director and the Company in accordance with the terms of the Deferred Compensation Plan.

     "Market Value per Share" means either (a) the closing price of a share of Common Stock as reported on the New York Stock Exchange (the "NYSE") on the date as of which such value is being determined, or, if there are no reported transactions for such date, on the next preceding date for which transactions were reported, as published in the Midwest Edition of The Wall Street Journal, or (b) if there is no reporting of transactions on the NYSE, the fair market value of a share of Common Stock as determined by the Board from time to time.

     "Non-Employee Director" means a member of the Board who is not an Employee.

     "Optionee" means a Non-Employee Director to whom an Option Right is awarded under this Plan.

     "Option Price" means the purchase price payable upon the exercise of an Option Right.

     "Option Right" means the right to purchase shares of Common Stock from the Company upon the exercise of an option awarded hereunder.

     "Participant" means a Non-Employee Director (or a person who has agreed to commence serving in such capacity) who is selected by the Board to receive Awards under this Plan, who is entitled to receive Mandatory Fee Shares or who has elected to receive Voluntary Shares.

     "Participation Agreement" means the agreement submitted by a Non-Employee Director to the Secretary of the Company pursuant to which a Non-Employee Director may elect to receive all or any portion of his or her Retainer in the form of Voluntary Shares for a specified period in the future.

     "Performance Objectives" means the performance objectives that may be established by the Board pursuant to this Plan for Participants who have received Awards.

     "Plan" means the 1997 Equity Plan for Non-Employee Directors of Playboy Enterprises, Inc. as set forth herein, as the same may be amended or restated from time to time.

     "Restricted Stock" means Common Stock awarded pursuant to Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 5 hereof have expired.

     "Restricted Stockholder" means a Non-Employee Director to whom Restricted Stock has been awarded under this Plan.

     "Retainer" means the portion of a Non-Employee Director's annual compensation that is payable without regard to the number of board or committee meetings attended or committee positions, as determined by the Board from time to time, but does not include any such compensation subject to deferral under the Deferred Compensation Plan pursuant to an agreement executed by a Non-Employee Director and the Company in accordance with the terms of the Deferred Compensation Plan.

     "Rule 16b-3" means Rule 16b-3 under the Securities Exchange Act of 1934, as amended or any successor rule.

     "Subsidiary" means any corporation, partnership, joint venture, limited liability company, unincorporated association or other entity (each, an "Entity") in an unbroken chain of Entities beginning with the Company if each of the Entities other than the last Entity in the unbroken chain then owns stock or other interests possessing 50 percent or more of the total combined voting power of all classes of stock or other interests in one of the other Entities in such chain.

     "Termination of Directorship" means the time when a Participant ceases to be a Director for any reason, including, without limitation, a termination by resignation, removal, failure to be elected or reelected, death or retirement.

     "Valuation Dates has the meaning set forth in Section 6.

     "Voluntary Shares" has the meaning set forth in Section 7(a).

     3. Shares Available under the Plan. Subject to adjustment as provided in
Section 9 of this Plan, the number of shares of Common Stock issued or transferred, plus the number of shares of Common Stock covered by outstanding Awards and not forfeited under this Plan, shall not in the aggregate exceed 200,000 shares, which may be shares of original issuance or shares held in treasury or a combination thereof. If an Option Right lapses or terminates before such Option is exercised or shares of Restricted Stock or Common Stock Grants are forfeited, for any reason, the shares covered thereby may again be made subject to Awards or issued as Mandatory Fee Shares or Voluntary Shares under this Plan.

     4. Option Rights. The Board may from time to time authorize Awards to Participants of Options to purchase shares of Common Stock upon such terms and conditions as the Board may determine in accordance with the following provisions:

          (a) Each Award shall specify the number of shares of Common Stock to which the Option Rights pertain.

          (b) Each Award of Option Rights shall specify an Option Price per share of Common Stock, which shall be equal to or greater than the Market Value per Share on the Date of Award.

          (c) Each Award of Option Rights shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, nonrestricted shares of Common Stock, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Board may deem appropriate, including, without limitation, any form of consideration authorized under Section 4(d) below, on such basis as the Board may determine in accordance with this Plan, and (iv) any combination of the foregoing.

          (d) On or after the Date of Award of any Option Right, the Board may determine that payment of the Option Price may also be made in whole or in part in the form of shares of Restricted Stock or other shares of Common Stock that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Board on or after the Date of Award, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the shares of Common Stock received by the Optionee upon the exercise of the Option Right shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of shares of Common Stock received by the Optionee as applied to the forfeitable or restricted shares of Common Stock surrendered by the Optionee.

          (e) Any Award of Option Rights may provide for the deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates.

          (f) Successive Awards may be made to the same Participant regardless of whether any Option Rights previously awarded to the Participant remain unexercised.

          (g) Each Award shall specify the period or periods of continuous service as a Non-Employee Director by the Optionee that are necessary or Performance Objectives that must be achieved before the Option Rights or installments thereof shall become exercisable, and any Award may provide for the earlier exercise of the Option Rights in the event of a change in control of the Company or other transaction or event.

          (h) The term of an Option Right shall be set by the Board; provided, however, that no Option Right awarded pursuant to this Section 4 may have a term of more than 10 years from the Date of Award.

          (i) Each Award of an Option Right shall be evidenced by a written Stock Option Agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Board may determine consistent with this Plan.

     5. Common Stock Grants and Restricted Stock. The Board may also authorize Awards to Participants of Common Stock Grants and Restricted Stock upon such terms and conditions as the Board may determine in accordance with the following provisions:

          (a) A Common Stock Grant consists of the transfer by the Company to a Participant of shares of Common Stock in consideration and as additional compensation for services performed for the Company. Each Award of Common Stock Grants and Restricted Stock shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to, in the case of Awards of Restricted Stock, the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

          (b) Each Award of Restricted Stock shall provide that the shares of Restricted Stock covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board on the Date of Award, and may provide for the termination of such risk of forfeiture upon the achievement of certain Performance Objectives, in the event of a change in control of the Company, or upon any other transaction or event.

          (c) Each Award of Restricted Stock shall provide during the period for which such substantial risk of forfeiture is to continue, and any Award of Common Stock Grants may provide, that the transferability of the shares of Common Stock subject to such Awards shall be prohibited or restricted in the manner and to the extent prescribed by the Board on the Date of Award. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the shares of Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

          (d) Any Award of a Common Stock Grant or Restricted Stock may be made in consideration of payment by the Participant of an amount that is less than the Market Value per Share on the Date of Award, but in no event shall the value of the consideration provided with respect to any such Award be less than the par value per share of Common Stock.

          (e) Any Award of Restricted Stock may require that any or all dividends or other distributions paid on the shares of Restricted Stock during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional shares of Common Stock, which may be subject to the same restrictions as the underlying award or such other restrictions as the Board may determine.

          (f) Each Award of a Common Stock Grant and Restricted Stock shall be evidenced by a Stock Grant Agreement or Restricted Stock Agreement (as the case may be), which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Board may determine consistent with this Plan. Unless otherwise directed by the Board, Restricted Stock will be held in book-entry form by the Company as custodian for the Participant. Any certificates representing shares of Restricted Stock, together with a stock power endorsed in blank by the Participant with respect to the shares of Restricted Stock, shall be held in custody by the Company until all restrictions thereon lapse.

          (g) The Board may provide, at or after the Date of Award of any Common Stock Grant or Restricted Stock, for the payment of a cash award intended to offset the amount of tax that the Participant may incur in connection with such Common Stock Grant or Restricted Stock, including, without limitation, tax on the receipt of such cash award.

          (h) The Board may provide in any individual Stock Grant Agreement or Restricted Stock Agreement that the Company shall have the right to repurchase the Restricted Stock then subject to restrictions under the Restricted Stock Agreement, or the Common Stock subject to the Common Stock Grant, immediately upon a Termination of Directorship for any reason at a cash price per share equal to the cash price paid by the Participants for such Restricted Stock or Common Stock. In the discretion of the Board, provision may be made that no such right of repurchase shall exist in the event of a Termination of Directorship without cause or because of the Participant's retirement, death or permanent and total disability.

     6. Mandatory Fee Shares. Commencing with the first meeting of the Board following the effective date of this Plan, all Meeting Fees shall be payable in the form of Mandatory Fee Shares. No later than ten (10) days following the end of an Accounting Period (the "Issuance Date"), the Company shall issue to each Non-Employee Director a number of Mandatory Fee Shares equal to (i) the amount of such Director's Meeting Fees for such Accounting Period, divided by (ii) the Market Value per Share on the last day of each Accounting Period (the "Valuation Date") with respect to which such Meeting Fees are payable. To the extent that the application of the foregoing formula would result in the issuance of fractional shares of Common Stock, any such fractional shares shall be disregarded, and the remaining amount of Meeting Fees shall be paid in cash. The Company shall pay any and all fees and commissions incurred in connection with the payment of Mandatory Fee Shares to a Director.

     7. Voluntary Shares. Each Non-Employee Director shall be eligible to elect to receive shares of Common Stock in accordance with the following provisions:

          (a) Prior to the commencement of the Company's Fiscal Year (or by such other date as may be specified by the Board), a Participant may elect, by the filing of a Participation Agreement, to have up to 100 percent of his or her Retainer paid by the Company in the form of shares of Common Stock in lieu of a cash payment (the "Voluntary Shares"). Such Participation Agreement must, except as the Board may otherwise provide, be filed as a one-time election for the applicable Fiscal Year. Unless the Director revokes or changes such election by filing a new Participation Agreement by the due date therefor specified in this Section 7(a), such election shall apply to a Participant's Retainer for each subsequent Fiscal Year. Once an election has been terminated, another election may not be made effective until the commencement of the next subsequent full Fiscal Year unless the Board shall have otherwise provided.

          (b) No later than the Issuance Date, the Company shall issue to each Participant who has made an election under Section 7(a), a number of Voluntary Shares for the prior Accounting Period equal to (i) the amount of such Director's Retainer for such Accounting Period that such Director has elected to receive as Voluntary Shares, divided by (ii) the Market Value per Share on the Valuation Date. To the extent that the application of the foregoing formula would result in the issuance of fractional shares of Common Stock, any such fractional shares shall be disregarded, and the remaining amount of the Retainer shall be paid in cash. The Company shall pay any and all fees and commissions incurred in connection with the payment of the Voluntary Shares to a Director.

     8. Transferability.

          (a) Except as may be otherwise determined by the Board, (i) Awards, Mandatory Fee Shares and Voluntary Shares issued or granted under this Plan shall be issued only to a Participant, (ii) Option Rights and Restricted Stock may be transferred by a Participant only by will or the laws of descent and distribution, and (iii) Option Rights may not be exercised during a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

          (b) Any Award made under this Plan may provide that all or any part of the shares of Common Stock that are to be issued or transferred by the Company upon the exercise of Option Rights, or are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
     Section 5 of this Plan, shall be subject to further restrictions upon transfer.

          (c) To the extent required to satisfy any condition to exemption available pursuant to Rule 16b-3, Mandatory Fee Shares and Voluntary Shares acquired by a Participant shall be held by the Participant for a period of at least six months following the date of such acquisition.

     9. Adjustments. The Board may make or provide for such adjustments in the
(a) number of shares of Common Stock covered by outstanding Awards, payable as

Mandatory Fee Shares or subject to elections to receive Voluntary Shares, (b) prices per share applicable to Option Rights, and (c) kind of shares (including, without limitation, shares of another issuer) covered thereby, as the Board in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding Awards, Mandatory Fee Shares or Voluntary Shares to be issued under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards, Mandatory Fee Shares or Voluntary Shares so replaced. The Board may also make or provide for such adjustments in the numbers and kind of shares specified in Section 3 of this Plan as the Board may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 9.

     10. Fractional Shares. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions, for the settlement thereof in cash or for such other adjustments as the Board may deem appropriate under this Plan.

     11. Withholding Taxes. To the extent, if any, that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of any taxes required to be withheld. At the discretion of the Board, any such arrangements may include relinquishment of a portion of any such payment or benefit. The Company and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

     12. Certain Terminations of Directorships.

          (a) Notwithstanding any other provision of this Plan to the contrary, in the event of a Termination of Directorship by reason of death or disability, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right that is not immediately and fully exercisable or any Award as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, the Board may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan.

          (b) If a Non-Employee Director becomes an Employee while continuing to serve as a Director, that fact alone shall not result in a Termination of

     Directorship or otherwise impair the rights such Director may have under this Plan, including, without limitation, the rights such Director may have under any Award outstanding under this Plan, but such Director shall no longer be eligible to receive any further Awards, Mandatory Fee Shares or Voluntary Shares under this Plan.

     13. Administration.

          (a) Administration by the Board; Delegation. This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee or subcommittee of not less than two Directors appointed by the Board who are "non-employee directors" within the meaning of that term as defined in Rule 16b-3. To the extent of any delegation by the Board under this Plan, references in this Plan to the Board shall also refer to the applicable committee or subcommittee. The majority of any such committee or subcommittee shall constitute a quorum, and the action of a majority of its members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of such committee or subcommittee.

          (b) Administrative Powers. The Board shall have the power to interpret this Plan, the Option Rights, the Common Stock Grants, the Restricted Stock, the procedures for issuance of Mandatory Fee Shares and elections to receive Voluntary Shares, and the agreements pursuant to which the Option Rights, the Common Stock Grants, the Restricted Stock, the Mandatory Fee Shares and the Voluntary Shares are awarded and issued (including Participation Agreements), and to adopt such rules for the administration, interpretation and application of this Plan and such agreements as are consistent therewith and to interpret, amend or revoke any such rules. Any Award under this Plan need not be the same with respect to each Optionee or Restricted Stockholder.

          (c) Professional Assistance; Good Faith Actions. All expenses and liabilities which members of the Board incur in connection with the administration of this Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, or any Option, Common Stock Grant, Restricted Stock, Mandatory Fee Shares or Voluntary Shares, and all members of the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

     14. Amendment, Suspension, Termination and Other Matters.

          (a) This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without further approval of the stockholders of the Company, no action of the Board may, except as provided in Section 9 of this Plan, increase the limits imposed in Section 3 on the maximum number of shares of Common Stock which may be issued under this Plan, and no action of the Board may be taken that would otherwise require stockholder approval as a matter of applicable law or the rules of any U.S. stock exchange, including the NYSE, on which the Common Stock may be listed for trading or authorized for quotation. No amendment, suspension or termination of this Plan shall, without the consent of the holder of an Award, alter or impair any rights or obligations under any Award theretofore granted, unless the Award itself otherwise expressly so provides.

          (b) The Board may make under this Plan any Award or combination of Awards authorized under this Plan in exchange for the cancellation of an Award that was not made under this Plan.

          (c) Except as provided in Section 14(b) of this Plan, the making of one or more Awards to a Non-Employee Director under this Plan shall not preclude the making of Awards to such Non-Employee Director under any other stock option or incentive plan previously or subsequently adopted by the Board, nor shall the fact that a Non-Employee Director has received one or more awards under any other stock option or incentive plan of the Company preclude such Non-Employee Director from receiving awards under this Plan.

     15. Termination of the Plan. No further awards shall be made under this Plan after the passage of 10 years from the date on which this Plan is first approved by the stockholders of the Company.

     16. Effective Date. The effective date of this Plan shall be the date of its adoption by the Board of Directors. This Plan and all Awards granted, Mandatory Fee Shares issued, and any elections to receive Voluntary Shares effected prior to the stockholder approval hereinafter mentioned, shall be void and of no further force and effect unless this Plan shall have been approved at a meeting of stockholders of the Company called for such purpose by the affirmative vote of a majority of the shares of Class A Common Stock of the Company represented in person or by proxy.

                           PLAYBOY ENTERPRISES, INC.

                          RESTRICTED STOCK AGREEMENT

     THIS RESTRICTED STOCK AGREEMENT (the "Agreement") dated __________, 1997 (the "Award Date"), is made by and between PLAYBOY ENTERPRISES, INC., a Delaware corporation (the "Company"), and _____________, a Non-Employee Director of the Company (the "Director"):

     WHEREAS, the Company has established the 1997 Equity Plan for Non-Employee Directors of Playboy Enterprises, Inc. (the "Plan");

     WHEREAS, the Company wishes to carry out the Plan (the terms of which are incorporated by reference in and made a part of this Agreement, and which shall control in the event of any inconsistency between this Agreement and the Plan or any interpretation of this Agreement);

     WHEREAS, the Plan provides for the issuance of shares of the Company's Common Stock (as hereinafter defined), subject to certain restrictions thereon (hereinafter referred to as "Restricted Stock"); and

     WHEREAS, the Board of Directors of the Company, appointed to administer the Plan, has determined that it would be in the best interests of the Company to issue the shares of Restricted Stock provided for herein to the Director in partial consideration of past services to the Company and/or its Subsidiaries and to provide further incentives for performance and continued service during the vesting periods provided herein, and has advised the Company thereof and instructed the undersigned officer to issue said Restricted Stock;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Whenever the following terms are used in this Agreement, they have the meanings specified below unless the context clearly indicates to the contrary. Capitalized terms used but not defined herein have the meanings set forth in the Plan.

     "Change in Control" means the occurrence of any of the following events:
(i) except in a transaction described in clause (iii) below, Hugh M. Hefner, Christie Hefner, the Hugh M. Hefner 1991 Trust (for so long as Hugh M. Hefner and Christie Hefner are joint trustees or one of them is sole trustee), and the Hugh M. Hefner Foundation (for so long as Hugh M. Hefner and Christie Hefner are joint trustees or one of them is sole trustee) cease collectively to own a majority of the total number of votes that may be cast for the election of directors of the Company; or (ii) a sale of Playboy magazine by the Company; or (iii) the liquidation or dissolution of the Company, or any merger, consolidation or other reorganization involving the Company unless (x) the merger, consolidation or other reorganization is initiated by the Company, and (y) is one in which the stockholders of the Company immediately prior to such reorganization become the majority stockholders of a successor or ultimate parent corporation of the Company resulting from such reorganization and (z) in connection with such event, provision is made for an assumption of outstanding options and rights or a substitution thereof of a new option or right in such successor or ultimate parent of substantially equivalent value.

     "Common Stock" means the Class B Common Stock, par value $0.01 per share, of the Company and any security into which such Common Stock may be converted or for which such Common Stock may be exchanged by reason of any transaction or event of the type described in Section 3.9 of this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Plan" means the 1997 Equity Plan for Non-Employee Directors of Playboy Enterprises, Inc., as it may be amended or restated from time to time.

     "Restrictions" means the transferability restrictions or substantial risk of forfeiture imposed upon Restricted Stock under this Agreement.

     "Restricted Stock" means the Common Stock of the Company issued under this Agreement and subject to the Restrictions imposed hereunder.

     "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended or any successor rule.

     "Secretary" means the Secretary of the Company.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Termination of Directorship" means the time when the Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, removal, failure to be elected or reelected, death or retirement.

     "Vested Stock" means Restricted Stock with respect to which the Director has satisfied the time or performance vesting standards of this Agreement as specified in Article III hereof.

                                  ARTICLE II

                         ISSUANCE OF RESTRICTED STOCK

     In consideration of past services rendered to the Company by the Director and for other good and valuable consideration that the Board has determined to be equal to not less than the par value of the Restricted Stock issued hereunder, on the date hereof the Company issues to the Director 5,000 shares of Common Stock, upon the terms, conditions and restrictions set forth in this Agreement.

                                  ARTICLE III

                                 RESTRICTIONS

Section 3.1 - Vesting Period

     All Restrictions will lapse automatically and Vested Stock will be issued on ______, 2007, if and only if (i) there has been no Termination of Directorship of the Director for any reason prior to such date, and (ii) there has been no forfeiture of shares due to a Change of Control as specified in
Section 3.8 prior to such date.

Section 3.2 - Accelerated Vesting: Performance Objectives

     Performance objectives have been established as a condition to accelerated vesting of the Restricted Stock. The performance objectives are based on the Company's "Operating Income" as such term is used and determined by the Company for purposes of the Company's financial reports filed with the Securities and Exchange Commission under the Exchange Act. Operating Income will be measured before any unusual or "one-time" economic or accounting instances that would distort the actual Operating Income of the Company as determined by the Board, which may rely in its discretion on the Company's publicly reported Operating Income Before One-Time Items. The Restrictions will lapse with respect to specified percentages of the shares of Restricted Stock subject to this Award, without duplication, on the second business day following the issuance by the Company's independent auditors of their audit report after the end of any fiscal year of the Company, beginning with the fiscal year ended June 30, 1997, during which Operating Income first equals or exceeds each of the following thresholds:

   Annual Operating Income Objective  Percentage of Total Restricted
               ($ million)                     Stock Award
               -----------                     -----------
                   15                              30%

                   20                      100% less any amount
                                             previously vested

     For example, if no Restrictions have yet lapsed, and the Company's Operating Income equals $17 million in a given year, the Restrictions would lapse with respect to 30% of the Restricted Stock, whereas if 30% of the Restricted Stock had previously vested, no additional Restricted Stock would vest; if in a subsequent fiscal year, Operating Income equals $21 million, the Restrictions would lapse with respect to the remaining 70% of the Restricted Stock.

     The lapse of the Restrictions shall be effective on the second business day following the issuance by the Company's independent auditors of their audit report with respect to the prior fiscal year.

Section 3.3 - Right to Payment of Restricted Stock

     Upon issuance of an independent auditor's report with respect to each fiscal year, a determination will be made as to the amount of Restricted Stock earned, if any, on the basis of the vesting guidelines in Sections 3.1 and 3.2 and what Restricted Stock has thereby become Vested Stock. Participants must be Directors of the Company on the second business day following the issuance by the Company's independent auditors of their audit report with respect to such year in order to receive any Vested Stock. Unlegended stock certificates will be issued to Participants only after the independent audit report confirms that vesting requirements have been satisfied; pending such issuance, Restricted Stock will be held in book-entry form by the Company as custodian for the Director. Unless the Secretary determines that certificates must be issued pursuant to applicable law or contractual obligations, Restricted Stock shall not be issued to the Director in certificated form. The Secretary of the Company shall establish book-entry procedures sufficient to prevent unauthorized transfers of the Restricted Stock.

Section 3.4 - Legend

     The Secretary shall, or shall instruct the Company's transfer agent to, provide stop transfer instructions in the Company's stock transfer records to prevent any transfer of Restricted Stock for any purpose until the stock is vested. Any certificate that the Secretary or transfer agent deems necessary to issue to represent shares of Restricted Stock shall, until all restrictions lapse and new certificates are issued pursuant to Section 3.5, bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO REACQUISITION BY THE COMPANY UNDER THE TERMS OF THAT RESTRICTED STOCK AGREEMENT BY AND BETWEEN PLAYBOY ENTERPRISES, INC. (THE "COMPANY") AND THE HOLDER OF THE SECURITIES. PRIOR TO THE VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES

     OF THE COMPANY AT 680 NORTH LAKE SHORE DRIVE, CHICAGO, IL 60611.

Section 3.5 - Lapse of Restrictions

     Upon the vesting of the shares of Restricted Stock as provided in Sections
3.1 through 3.3 and subject to Sections 4.2 and 4.3, the Company shall cause new certificates to be issued with respect to such Vested Stock and delivered to the Director or his legal representatives, free from the legend provided for in
Section 3.4 and any of the other Restrictions. Such Vested Stock shall thereupon cease to be considered Restricted Stock subject to the terms and conditions of this Agreement.

Section 3.6 - Restricted Stock Not Transferrable

     Prior to the issuance of Vested Stock, no Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Director or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgement, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

Section 3.7 - Termination of Directorship

     If there is a Termination of Directorship for any reason, whether voluntary or involuntary, with or without cause, by retirement or by reason of death or disability or otherwise, at any time prior to ____________, 2007, the Director shall forfeit all unvested Restricted Stock, and all Restricted Stock shall, on the effective date of such Termination of Directorship, be immediately cancelled and returned to the status of authorized and unissued Common Stock. If a Director was a Non-Employee Director on the last day of a fiscal year and there is a Termination of Directorship of such Director prior to the second business day following the issuance of an independent audit report that shows that Restrictions have lapsed with respect to any unvested Restricted Stock, such Employee shall not receive (and shall forfeit all rights to) such Restricted Stock.

Section 3.8 - Change in Control

     Upon a Change in Control specified in clause (iii) of the definition thereof, any Restricted Stock that has not vested shall be forfeited on the effective date of such Change in Control, and all Restricted Stock shall, on the effective date of such Change in Control, be immediately cancelled and returned to the status of authorized and unissued Common Stock; provided, however, that a Change in Control specified in clause (i) or (ii) of the definition thereof occurs, such Restricted Stock shall remain outstanding, subject to any remaining Restrictions.

Section 3.9 - Changes in Common Stock

     In the event that the outstanding shares of the Company Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company pursuant to a recapitalization, reclassification, stock split-up, stock dividend, or other combination of shares or similar transaction, any new, additional or different shares or securities which are issued in the name of the Director as a holder of Restricted Stock shall be considered to be Restricted Stock and shall be subject to all of the Restrictions.

                                  ARTICLE IV

                                 MISCELLANEOUS
Section 4.1 - Administration

     The Board shall have the power to interpret the Plan, this Agreement and all other documents relating to Restricted Stock and to adopt such rules for administration, interpretation and application of the Plan as are consistent herewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Director, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Restricted Stock and all members of the Board shall be fully protected by the Company in respect of any such action, determination or interpretation. The Board may from time to time delegate all or any part of its authority under this Agreement to a committee or subcommittee of not less than two Directors appointed by the Board who are "non-employee directors" within the meaning of that term as defined in Rule 16b-3. To the extent of any delegation by the Board under this Agreement, references in this Agreement to the Board shall also refer to the applicable committee or subcommittee.

Section 4.2 - Approval of Plan by Stockholders

     The Restricted Stock will not vest prior to the approval of the Plan by the stockholders, and, if such approval is not obtained at a meeting of stockholders of the Company called for such purpose by the affirmative vote of a majority of the shares of Class A Common Stock of the Company represented in person or by proxy such Restricted Stock shall thereupon be cancelled and become null and void.

Section 4.3 - Conditions to the Issuance of Stock Certificates

     The Company shall not be required to issue or deliver any certificate or certificates for Vested Stock pursuant to this Agreement prior to the fulfillment of all of the following conditions:

     (a) The admission of such shares to listing on all stock exchanges on which such Common Stock is then listed;

     (b) The completion of any registration or other qualification of such shares under any state or Federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board shall, in its absolute discretion, deem necessary or advisable;

     (c) The obtaining of any approval or clearance from any state or Federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable;

     (d) Subject to the provisions of Section 4.8 the payment by the Director of any amounts required to be withheld, under federal, state and local tax laws, with respect to the issuance of Restricted Stock and/or the lapse or removal of any of the Restrictions; and

     (e) The lapse of such reasonable period of time as the Board may establish from time to time for reasons of administrative convenience.

Section 4.4 - Notices

     Any notice to be given under the terms of this Agreement will be by registered mail, return receipt requested and if to the Company shall be addressed in care of its Secretary at 680 North Lake Shore Drive, Chicago, Illinois 60611, and any notice to be given to the Director shall be addressed to the Director at the address given beneath the Director's signature hereto. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to the Company or such Director. Any notice which is required to be given to the Director shall, if the Director is then deceased, be given to the Director's personal representative if such representative has previously informed the Company of such Director's status and address by written notice under this Section 4.4. Any notice shall be deemed duly given when received.

Section 4.5 - Rights as a Stockholder

     Upon issuance of the Restricted Stock in the name of the Director, the Director shall have all the rights of a stockholder with respect to said shares including the right to receive all dividends and other distributions paid or made with respect to the shares.

Section 4.6 - Headings

     Headings are provided for herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.7 - Amendment

     This Agreement may be amended only in writing executed by the parties hereto which specifically states that it is amending this Agreement.

Section 4.8 - Tax Withholding

     The Company's obligation (i) to issue or deliver to the Director any certificate or certificates for Vested Stock or (ii) to pay to the Director any dividends or make any distributions with respect to the Restricted Stock, is expressly conditioned upon receipt from the Director, on or prior to the date the same is required to be withheld, of:

     (a) Full payment (in cash or by check) of any amount that must be withheld by the Company for federal, state or local tax purposes; or

     (b) Subject to the Board's consent and Section 4.8(c), full payment by delivery to the Company of unrestricted shares of the Company's Common Stock previously owned by the Director duly endorsed for transfer to the Company by the Director with an aggregate fair market value equal to any amount that must be withheld by the Company for federal, state or local tax purposes; or

     (c) With respect to any withholding obligation for shares of Restricted Stock that become unrestricted shares of stock as of a certain date (the "Vesting Date"), subject to the Board's consent, full payment by retention by the Company of a portion of such shares of Restricted Stock which become Vested Stock with an aggregate fair market value (determined as of the Vesting Date) equal to the amount that must be withheld by the Company for federal, state or local tax purposes; or

     (d) Any combination of payments provided for in the foregoing subsections
(a), (b) or (c).

Section 4.9 - Governing Law

     The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

     IN WITNESS HEREOF, this Agreement has been executed and delivered by the parties hereto.

                                      PLAYBOY ENTERPRISES, INC.



                                      By
                                        ---------------------------------------
                                      Its
                                         --------------------------------------


-------------------------------------
            Director


-------------------------------------
-------------------------------------
Address

Restricted Stock Issued: 5,000 shares
Par Value of Stock: $0.01 per share
Date Issued:  _____________, 1997